EXHIBIT 23.1

                           Consent of Sherb & Co., LLP

         We consent to the use in the Sense Holdings, Inc. registration statement on Form SB-2 of our report dated March 27, 2007 on the consolidated financial statements of Sense Holdings, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2006 and 2005 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ SHERB & CO, LLP
Boca Raton, Florida
October 18, 2007